EXHIBIT 99.1

The LGL Group, Inc. Reports Full Year and
Q4 2014 Financial Results

ORLANDO, FL, April 2, 2015 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), announced results for the full year and quarter ended December 31, 2014.
2014 Full-Year Financial Results
Total revenues for the year ended December 31, 2014, were $23,013,000, a decrease of 12.2% from revenues of $26,201,000 in 2013. Net loss for the year ended December 31, 2014, was ($2,825,000) compared with ($8,219,000) for the year ended December 31, 2013. Basic and diluted net loss per share for the years ended December 31, 2014 and 2013, was ($1.09) and ($3.17), respectively.  Gross margins improved to 27.5% for 2014, a 1.4 percentage point increase compared to 26.1% for 2013.
Adjusted pre-tax loss, which excludes the impact of restructuring charges, was ($2.4) million, or ($0.91) per share, for the year ended December 31, 2014, which was improved compared to ($3.6) million, or ($1.40) per share, for the same period in 2013.  Adjusted pre-tax loss includes stock-based compensation expense of $0.3 million for the year ended December 31, 2014, compared to $0.6 million for the year ended December 31, 2013.
The improvement in adjusted pre-tax net loss is primarily due to a 1.4 percentage point improvement in gross margin and a year-over-year decrease of $1,651,000 in engineering, selling and administrative expenses as a result of the restructuring plan that streamlined sales, general and administrative activities and customer support operations across all of our locations in an effort to gain efficiencies.  In addition, 2013 was impacted by the recognition of a valuation allowance of $5,661,000 against the Company's deferred tax assets, which did not recur in 2014.
The Company's Executive Chairman and CEO, Michael Ferrantino, Sr., said "Most of the revenue decline continued to carryover from 2013 into the first half of 2014. During the last half of 2014 both new orders and revenue bottomed out giving us a higher level of confidence that our "right sizing of the business" was right on target. Going into 2015 we will become much more "predictable" and with our continued investments in product marketing and new product development as well as our continued improvement program, you should begin to see progress toward profitability."
The Company's Chairman of the Board, Marc Gabelli, said "Speaking for our entire Board of Directors, we are pleased with the improved performance in the second half of 2014, and we appreciate the team's determination to continue the trend.  We would expect that the Company's improved cost structure, new product development efforts and a renewed market focus, will provide the necessary elements to start realizing an increase in shareholder value."

Q4 2014 Financial Results
Total revenues for Q4 2014 were $5.5 million, a decrease of 2.3% from the Q3 2014 revenues of $5.6 million and a decrease of 5.0% from revenues of $5.7 million for Q4 2013. Net loss for Q4 2014 was ($0.3) million, or ($0.10) per share, compared to a net loss of ($0.5) million, or ($0.19) per share, for Q3 2014, and a net loss of ($2.0) million, or ($0.76) per share for Q4 2013.  Gross margins improved to 30.0% for Q4 2014, which was 7.9 percentage points higher compared to 22.1% for Q4 2013.
Adjusted pre-tax net loss for Q4 2014 was ($0.2) million, or ($0.09) per share, compared to ($1.3) million, or ($0.50) per share for the same period in 2013.
Backlog Improved to $8.8M; Capital Position Remains Strong

The Company's order backlog improved by 1.2% quarter over quarter with an order backlog of $8.8 million at December 31, 2014, compared to $8.7 million at September 30, 2014.
In addition, total cash, cash equivalents and restricted cash was $5.2 million, or $2.00 per share, at December 31, 2014, compared to $8.7 million, or $3.35 per share, at December 31, 2013. The decrease of $3.5 million was primarily due to cash used in operating activities of $1.3 million, which included $0.5 million used in restructuring activities, net repayments of $1.2 million that reduced the Company's outstanding debt to $0, $0.7 million invested in the asset purchase of a filter product line from Trilithic, Inc., and additional capital investment of $0.3 million.  Adjusted working capital (accounts receivable, net, plus inventory, net, less accounts payable) remained at $5.7 million as of December 31, 2014 as compared to September 30, 2014, which reflects the effort to match manage working capital levels to operating activity.

Mr. Ferrantino said, "Our objective is to create growth through new product development, utilizing both internal and partner resources to revitalize our IP, market share gains with our blue chip customer base, and synergistic acquisitions of products and technical capabilities."
About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These components ensure reliability and security in aerospace and defense communications, synchronize data transfers throughout the wireless and internet infrastructure, and provide low noise and base accuracy for lab instruments.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000

 THE LGL GROUP, INC.
 Condensed Consolidated Statements of Operations – UNAUDITED

(Dollars in Thousands, Except Per Share Amounts)
For the year ended December 31,	2014	2013

REVENUES	$23,013	$26,201
Costs and expenses:
Manufacturing cost of sales	16,685	19,374
Engineering, selling and administrative	8,692	10,343
Restructuring charges	465	648
OPERATING LOSS	(2,829)	(4,164)
Total other expense	—	(107)
LOSS BEFORE INCOME TAXES	(2,829)	(4,271)
Income tax benefit (provision)	4	(3,948)

NET LOSS	$(2,825)	$(8,219)

Weighted average number of shares used in basic and diluted EPS calculation	2,595,988	2,595,362
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(1.09)	$(3.17)

For the quarter ended December 31,	2014	2013

REVENUES	$5,451	$5,740
Costs and expenses:
Manufacturing cost of sales	3,816	4,470
Engineering, selling and administrative	1,942	2,509
Restructuring charges	21	648
OPERATING LOSS	(328)	(1,887)
Total other income (expense)	69	(60)
LOSS BEFORE INCOME TAXES	(259)	(1,947)
Income tax benefit (provision)	4	(26)

NET LOSS	$(255)	$(1,973)

Weighted average number of shares used in basic and diluted EPS calculation	2,599,657	2,585,729
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.10)	$(0.76)

THE LGL GROUP, INC.
Condensed Consolidated Balance Sheets – UNAUDITED

(Dollars in Thousands)

	December 31,
ASSETS	2014	2013
Cash and cash equivalents	$5,192	$7,183
Restricted cash	—	1,500
Accounts receivable, less allowances of $43 and $42, respectively	3,266	3,237
Inventories, net	4,198	4,629
Prepaid expenses and other current assets	278	405
Total current assets	12,934	16,954
Property, plant, and equipment, net	3,547	3,986
Intangible assets, net	528	76
Other assets	253	247
Total Assets	$17,262	$21,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	3,025	4,508
Stockholders' Equity	14,237	16,755
Total Liabilities and Stockholders' Equity	$17,262	$21,263

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of 2014 GAAP Net Loss to Non-GAAP Adjusted Pre-Tax Loss

For the year ended December 31, 2014	Dollars (000's)	Amounts Per Share

Net loss and diluted loss per share	$(2,825)	$(1.09)
Deduct: income tax benefit	(4)	--
Add: restructuring charges	465	0.18
Adjusted pre-tax loss and adjusted pre-tax loss per share	$(2,364)	$(0.91)

Weighted average number of shares used in basic and diluted EPS calculation	2,595,988

For the quarter ended December 31, 2014	Dollars (000's)	Amounts Per Share

Net loss and diluted loss per share	$(255)	$(0.10)
Deduct: income tax benefit	(4)	--
Add: restructuring charges	21	0.01
Adjusted pre-tax loss and adjusted pre-tax loss per share	$(238)	$(0.09)

Weighted average number of shares used in basic and diluted EPS calculation	2,599,657